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                                                                  EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of U.S. Office Products Company of our reports as of the dates, and related financial statements of the companies, listed below which appear in the Current Report on Form 8-K of U.S. Office Products Company filed on July 16, 1996.

          Company                                                  Date
          -------                                                  ----
David's Office Supply                                              July 10, 1996
Carolina Office and Equipment Company                              July 10, 1996
Mark's Office Furniture                                            June 25, 1996
McWhorter Stationery Company, Inc.                                 July 12, 1996
WBT Holdings, Inc.  dba Office Furniture Distributors              July 1, 1996
Mile High Office Supply Company, Inc.                              June 27, 1996



PRICE WATERHOUSE LLP
Minneapolis, Minnesota
July 15, 1996